UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019
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PHILLIPS EDISON GROCERY CENTER REIT III, INC.
(Exact name of registrant as specified in its charter)
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Maryland	333-217924	32-0499883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 554-1110
(Registrant's telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.02. Termination of a Material Definitive Agreement
Reference is made to that certain Agreement and Plan of Merger, dated September 3, 2019 (the "Merger Agreement"), by and among Phillips Edison Grocery Center REIT III, Inc., a Maryland corporation ("PECO III" or the "Company"), Phillips Edison & Company, Inc., a Maryland corporation ("PECO"), Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership and subsidiary of PECO ("PECO OP"), and REIT Merger Sub, LLC, a Maryland limited liability company and wholly owned subsidiary of PECO OP ("Merger Sub") and the consummation by the Company of the transactions contemplated thereby (collectively, the "Transactions").
On October 31, 2019, pursuant to the Merger Agreement, the Company merged with and into Merger Sub (the "Merger"). In connection with the consummation of the Merger and in accordance with the Merger Agreement, each of (i) the Amended and Restated Advisory Agreement, dated as of May 8, 2018, by and among PECO III, Phillips Edison Grocery Center Operating Partnership III, L.P., a Delaware limited partnership ("PECO III OP"), and PECO-Griffin REIT Advisor, LLC, a Delaware limited liability company (the "Advisor") (as amended by the First Amendment to Amended and Restated Advisory Agreement, dated as of November 9, 2018, and the Second Amendment to Amended and Restated Advisory Agreement, dated as of May 8, 2019) (the "Advisory Agreement"), (ii) the Master Property Management Agreement by and among PECO III OP and PECO OP, dated October 4, 2017 (the "Property Management Agreement"), (iii) the Master Services Agreement by and among PECO III OP and Phillips Edison & Company, Ltd., dated October 4, 2017 (the "Services Agreement"), was terminated effective as of immediately prior to the effective time of the Merger. The Advisor waived any disposition fees that would otherwise have been payable under the Advisory Agreement upon consummation of the Merger. There were no termination fees payable as a result of the termination of the Advisory Agreement, Property Management Agreement, or Services Agreement.
In addition, in connection with the Merger and in accordance with the Merger Agreement, on October 31, 2019, prior to the effective time of the Merger, PECO III OP repaid in full the outstanding balance due under the Credit Agreement by and among PECO III OP, the Company, certain subsidiaries of the Company, Wells Fargo Bank, National Association, as administrative agent, swing line lender and L/C issuer, JPMorgan Chase Bank, N.A., Bank of America, N.A. and Keybank National Association, as co-syndication agents, Fifth Third Bank and Regions Bank, as co-documentation agents, Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A., as joint book managers, and Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Keybanc Capital Markets Inc., as joint lead arrangers, dated March 30, 2017 (as amended by the First Amendment to Credit Agreement dated November 9, 2018) (the "Credit Agreement"). Effective upon such repayment, the Credit Agreement was terminated.
Item 2.01. Completion of Acquisition or Disposition of Assets
On October 31, 2019, pursuant to the Merger Agreement, PECO III merged with and into Merger Sub, the separate corporate existence of PECO III ceased and Merger Sub continued as the surviving entity of the Merger.
Pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger and by virtue of the Merger, each outstanding share of PECO III common stock and each fraction thereof, was canceled and converted into the right to receive merger consideration per share as follows (the "Merger Consideration"): (i) holders of PECO III Class A common stock, par value $0.01 per share ("Class A Stock"), will receive 0.6693 shares of PECO common stock, par value $0.01 per share ("PECO Common Stock") and $0.0939 in cash per each share of Class A Stock they hold; (ii) holders of PECO III Class I common stock, par value $0.01 per share ("Class I Stock"), will receive 0.7436 shares of PECO Common Stock and $0.0941 in cash per each share of Class I Stock they hold; and (iii) holders of PECO III Class T common stock, par value $0.01 per share ("Class T Stock"), will receive 0.7749 shares of PECO Common Stock and $0.0989 in cash per each share of Class T Stock they hold. In addition, pursuant to the terms of the Merger Agreement, certain PECO III stockholders elected to receive additional shares of PECO Common Stock in lieu of the cash portion of the Merger Consideration.
The descriptions of the Merger Agreement and the Transactions contained in this Item 2.01 do not purport to be complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders
As a result of the Merger and at the effective time of the Merger, holders of PECO III common stock immediately prior to such time ceased having any rights as stockholders of PECO III (other than their right to receive the Merger Consideration under the Merger Agreement).
The information set forth in Item 2.01 and Item 5.03 is incorporated herein by reference.
Item 5.01. Change in Control of Registrant
As a result of the Merger and at the effective time of the Merger, a change in control of PECO III occurred and PECO III merged with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of PECO OP, and the separate corporate existence of PECO III ceased. The aggregate Merger Consideration paid to PECO III stockholders in connection with the Merger consisted of approximately 4,516,801.953 shares of PECO common stock and $516,436.27 in cash.
The information set forth in Item 2.01 is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers
In connection with the consummation of the Merger and as of immediately prior to the effective time of the Merger, all of the members of PECO III's board of directors resigned from their positions. These resignations were in connection with the Merger and were not due to disagreement or dispute with PECO III on any matter.
The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On October 30, 2019, in connection with the Merger, the Company's stockholders approved Articles of Amendment to the charter of the Company (the “Articles of Amendment”) to remove Section 9.14 related to roll-up transactions (and the associated definitions) from the Company's charter. On October 30, 2019, the Company filed the Articles of Amendment with the State Department of Assessments and Taxation of Maryland, and the Articles of Amendment became effective upon filing. A copy of the Articles of Amendment is included as Exhibit 3.1 hereto and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders
On October 30, 2019, the Company held a special meeting of stockholders via live webcast. The matters on the agenda for the special meeting were (i) a proposal to approve the Merger and the other transactions contemplated by the Merger Agreement, (ii) a proposal to approve the Articles of Amendment in connection with the Merger, and (iii) a proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.
At the close of business on September 3, 2019, the record date for the special meeting, there were 6,739,593 shares of PECO III common stock outstanding and titled to vote at the special meeting. Holders of 4,258,705 (63.18%) of the PECO III common stock, representing a like number of votes, were present at the special meeting by proxy. Set forth below are the voting results from the special meeting. Each of the three proposals was approved by a majority of the shares of PECO III common stock outstanding and entitled to vote thereon.
Proposal 1 - Merger Proposal

For	Against	Abstain	Broker Non-Votes
4,074,131	51,440	133,134	0
Proposal 2 - Charter Amendment

For	Against	Abstain	Broker Non-Votes
4,071,931	39,278	147,496	0
Proposal 3 - Adjournment Proposal

For	Against	Abstain	Broker Non-Votes
4,008,994	62,483	187,228	0
Item  9.01.   Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of September 3, 2019, by and among Phillips Edison & Company, Inc., Phillips Edison Grocery Center Operating Partnership I, L.P., REIT Merger Sub, LLC, and Phillips Edison Grocery Center REIT III, Inc. (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed September 4, 2019)

3.1	Articles of Amendment of Phillips Edison Grocery Center REIT III, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT III, INC.

Dated: October 31, 2019	By:	/s/ R. Mark Addy
President and Chief Operating Officer